UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2026

Amrize Ltd
(Exact name of registrant as specified in its charter)

Switzerland	1-42542	98-1807904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Grafenauweg 8
Zug, Switzerland 6300
(Address of principal executive offices, including Zip Code)

+41 41 562 3490
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMRZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2026, Amrize Ltd (the “Company”) announced the following changes to its Board of Directors (the “Board”).

On February 11, 2026, Theresa Drew stepped down from the Board. Ms. Drew’s resignation is not related to a disagreement on any matter relating to the Company’s operations, policies or practices. The Board sincerely thanks Ms. Drew for her service and many contributions to the Company’s success.

Also on February 11, 2026, (i) Robert S. Rivkin was appointed as the Chair of the Audit Committee of the Board (the “Audit Committee”) after serving as a member of the Audit Committee since June 2025 and (ii) Holli Ladhani was appointed to the Audit Committee as a qualified “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and was determined to satisfy the financial literacy requirements of NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMRIZE LTD

/s/ Denise Singleton
Date: February 11, 2026	Name:	Denise Singleton
	Title:	Chief Legal Officer and Corporate Secretary